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[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
EXHIBIT 10.49

                   EXCLUSIVE MANUFACTURING & SUPPLY AGREEMENT


         This Exclusive Manufacturing and Supply Agreement ("Agreement") is made and entered into as of April 21, 2005 by and between Guthy-Renker Corporation, a Delaware corporation ("GRC"), with principal offices located at 41-550 Eclectic Street, Suite 200, Palm Desert, California 92260 and CirTran Corporation, a Nevada corporation, with principal offices at 4125 South 6000 West, Salt Lake City, UT 84128 ("Manufacturer").

                                    RECITALS

         GRC is engaged in the business of marketing and distributing various consumer products;

         Manufacturer is engaged in, among other things, the business of manufacturing of and the marketing of certain fitness products; each product manufactured by Manufacturer and supplied to GRC hereunder shall be referred to herein as a "Product".

         GRC desires to have Manufacturer manufacture, on an exclusive basis, and package the Product and future generations of the Products as described herein, upon the terms and conditions set forth herein.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement:

1. Definitions. For purposes of this Agreement the following terms shall have the following meanings:


                  (a) "Applicable Laws" means all applicable determinations of any governmental authority and all applicable federal, state or local laws, statutes, ordinances, rules, regulations and orders.

                  (b) "Patent Applications" means any and all patent applications, registrations and all other related materials filed by or at the request or direction of Charles Ho or Manufacturer (or any of its employees, agents, licensees, or any other person acting on its behalf or direction) relating

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                  to the Product and/or its intellectual property, including, without limitation, the patent applications filed by Charles Ho's nominee in the following territories: China, Japan and the European Communities.

                  (c) "Product" means the product comprised of a padded platform with a foldable stanchion which may be erected to a 90 degree angle for performing Pilates-type exercises, which is generally depicted in Schedule A to Exhibit A hereto, and the related "collateral/promotional" items also listed on the attached Exhibit A. Product shall include variations on a
                  Product, which are derived from, a Product so long as such product is comprised of a platform with a stanchion that can be erected to an approximately 90 degree position for performing Pilates-type exercises (a "Subsequent Generation Product"), if the Specifications and pricing for the Subsequent Generation Product have been approved as provided in Section 5.3.2. The parties may mutually agree in writing to amend this Agreement to add additional Products.

                  (d) "Specifications" means the specifications for the Product, packaging and labeling (if any) as set forth on the attached Exhibit A. In the event that complete specifications are not attached to this Agreement at the time it is executed, the parties shall thereafter mutually agree in writing upon the completion of the Specifications.

2.       Sale of Products; Packaging.

         2.1 Requirements. Subject to the terms and conditions hereafter set forth, during the "Term" of this Agreement (as defined in Section 6 below), GRC agrees to buy from Manufacturer, on an exclusive basis, all of its requirements for the Product identified in Exhibit "A" (i.e., Manufacturer shall provide all of GRC's requirements for the hard fitness product and related components identified in Exhibit A, but excluding any requirements for items not listed on Exhibit "A" but which may be sold with the Product [e.g., vitamin supplements, paper/promotional inserts, etc.].During the Term (as defined below), GRC agrees to purchase a minimum of XXXXXX (XXXXXX) units of the Product (the "Minimum Quantity"), subject to the terms and conditions of this Agreement, including, without limitation, Manufacturer's compliance with its obligations hereunder. GRC shall submit purchase orders for the Product from time to time in accordance with Section 2.3 below. It is acknowledged and agreed that Manufacturer shall not modify, or otherwise deviate from manufacturing the Product in accordance with, the Specifications without the prior written notification to GRC, and GRC's prior written consent, which consent may be withheld by GRC in its sole discretion.

         2.2 Packaging. If requested by GRC in writing or as otherwise set forth herein, Manufacturer shall be responsible for the selection, sourcing and purchasing of all materials and packaging for the Product (collectively, the "Packaging").


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         2.3      Purchase Orders. Each purchase order ("Purchase Order") for the Product shall be in writing and shall specify the particular Product to be manufactured and packaged, the quantity of Product and the date upon which GRC desires to have the Product ready for delivery (the "Requested Delivery Date"). The initial Purchase Order for the Product is attached hereto as Exhibit "B". Minimum lead time for shipment and other terms are set forth in Exhibit "A" attached hereto. Subject to Section 2.4, Manufacturer shall deliver the Product on or before the Requested Delivery Date. Upon GRC delivering a written purchase order to Manufacturer, Manufacturer shall confirm Manufacturer's receipt of such Purchase Order in writing to be delivered by Manufacturer to GRC.

         2.4 Shipment. All Product will be shipped FOB Ningbo Harbor, China to the GRC destination, which destination shall be specified by GRC in the applicable purchase order. Product will be inspected by "PRO QC" or other inspectors mutually acceptable to the parties and upon approval by the inspector will be deemed accepted by GRC. All risk of damage and loss to the Product which is the subject of a shipment transfers to GRC upon such acceptance, unless such damage is caused by Manufacturer's gross negligence or willful misconduct in connection with Manufacturer's manufacturing, packaging, shipping or warehousing of Product. Manufacturer understands and acknowledges that time is of the essence with regard to this Agreement and the delivery of Product hereunder. Subject to all of GRC's rights and remedies as set forth in this Agreement, if Product is delivered outside the agreed upon Lead Time as set forth herein (a failure to timely deliver for any reason other than as set forth in subsections (i) and (ii) in this Section shall be deemed to be a "Material Delay"), Manufacturer shall reimburse GRC for any third party costs incurred and paid by GRC as a result of Manufacturer's failure to timely deliver the Product (including, without limitation, "rush" shipment costs, replacement manufacturing, cancellation of Product promotions, lost or cancelled orders due to delay in delivery of Product etc.). The parties acknowledge and agree that in addition to the force majeure provisions of Section 13, the following two (2) conditions shall be deemed exceptions to the "time is of the essence" requirement, and shall not be deemed a "Material Delay": (i) a late delivery of the Product caused by GRC's instructions, changes, or modifications to the Products (including purchase orders for quantities of Product in excess of that contemplated by the forecasts described in Section 2.6) or (ii) any period of no more than two (2) weeks during which Product is not available for delivery to GRC FOB Ningbo Harbor, China due to a delay caused by a decision of a United States or Chinese governmental agency to review any Product which is the subject of any shipment.

         2.5 Artwork; Spare Parts. GRC shall produce and deliver to Manufacturer all artwork for Product logos and marks, when applicable and necessary. Manufacturer shall maintain spare parts for the Product during the Term hereof and for six (6) months thereafter ("Six Month Post-Term Period"). Manufacturer agrees to maintain such spare parts in its United States facilities equal to at least 1/2 of 1% of the average dollar value of GRC's monthly purchases of the Product. GRC shall pay

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         Manufacturer its actual documented costs paid to third parties for such replacement parts (including shipping and duties) (i) for all such replacement parts needed by GRC other than replacements for defective parts covered by Manufacturer's warranty, and (ii) for Manufacturer's inventory of such replacement parts on hand at the end of the Six Month Post-Term Period, but not to exceed the 1/2 of 1% limit described in this Section.

         2.6 Inventory Forecast. For purposes of production and inventory planning, GRC will provide to Manufacturer, when submitting a Purchase Order, a non-binding forecast of Purchase Orders to be submitted by it during the next six (6) months by number of units of the Product estimated to be purchased through Purchase Orders for such six (6) month period and anticipated delivery dates (the "180 Day Forecasts") and at least once every six (6) months during the Term a forecast of demand by month for the remainder of the next twelve months (collectively, the "Annual Forecasts" and, together with the 180 Day Forecasts, "Forecasts"). Notwithstanding the above, to enable GRC to more accurately gauge initial demand for the Product, GRC is not required to submit 180 Day Forecasts with any Purchase Orders submitted within the first 45 days after the date hereof. The Forecasts are not firm orders for the total quantity of Product reflected therein, and specific delivery dates may be accelerated or delayed by up to 30 days as reflected by the Purchase Orders. The parties acknowledge that the Forecasts are estimates only, and shall be based on GRC's good faith efforts to accurately reflect the timing and amount of Product orders on all relevant information available to GRC at the time of the Forecast. GRC will promptly notify Manufacturer of any material change in the applicable Forecast, which GRC anticipates as a result of market developments or other relevant factors. The parties acknowledge and agree that any failure or inability of GRC to meet any Forecast shall not be deemed a breach of this Agreement as such Annual Forecasts are for informational purposes only. Manufacturer shall supply GRC with up to twenty (20%) over the amount forecasted in the relevant Forecast, but shall not be liable, nor shall it be a breach of this Agreement, for its failure to provide in excess of twenty percent (20%) over the amount in the Forecast for the applicable time period.

3.       Miscellaneous Supply Issues.

         3.1 Procedures. Manufacturer and GRC shall mutually agree in writing upon appropriate procedures and policies to ensure that each Product is in all respects up to the reasonable standards approved by GRC, including, without limitation, manufacture of the Product in accordance with the Specifications described herein as to the packaging designs, containers, dimensions, materials, and other specifications approved, in writing, by GRC and Manufacturer. Manufacturer shall bear full responsibility for product testing for standards and for quality control to ensure the Products are exactly in conformance with GRC's specifications.

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         3.2      Quality Control. Manufacturer shall itself maintain, and shall ensure that the "Approved Subcontractors" (as defined in Section 3.3 below) and any and all raw material suppliers maintain, a quality control program designed to reasonably assure compliance with the Specifications. Manufacturer is responsible for ensuring, and further represents, warrants and covenants, that all Product is and shall be manufactured, stored, packaged, handled and shipped in compliance with applicable federal, state and municipal laws, rules, regulations, standards and orders, including, without limitation, the applicable laws of the United States and China, including applicable labor laws and the Applicable Laws. Without limiting the generality of the foregoing, to the extent Manufacturer exports materials out of the United States to be used in the manufacturing of the Products, Manufacturer shall be responsible for ensuring such exports comply with all applicable export laws, including, without limitation, the United States Export Administration Regulations. Manufacturer shall regularly visit and inspect the facilities of the Approved Subcontractors, if any, to assure compliance with this Agreement.

         3.3 Subcontractors. The Product will be manufactured by Manufacturer or its wholly owned and controlled subsidiaries and those subcontractors pre-approved by GRC (the "Approved Subcontractors"). GRC provides conditional approval of Zhejiang Hengtai Machinery Manufacturing Company Limited as an Approved Subcontractor; provided, however, that GRC shall have the immediate right to revoke this conditional approval following its audit and inspection of such facility (it being acknowledged hereunder that GRC has not audited or inspected the Zhejiang Hengtai Machinery Manufacturing Company as of the execution of this Agreement) Manufacturer may not use any subcontractor without first obtaining the written consent of GRC, which consent shall not be unreasonably withheld. Manufacturer shall terminate the services of any Approved Subcontractor upon GRC's prior written notice that such subcontractor is not performing as required under this Agreement (i.e., the Approved Subcontractor is not providing quality products or services, etc.) unless the Approved Subcontractor cures, to GRC's satisfaction, any material deficiency noted by GRC within thirty (30) days of GRC's written notice to Manufacturer.

         3.4 Inspection. GRC or its designee may from time to time inspect Manufacturer's facilities (both domestic and international) upon five
         (5) days prior notice and make recommendations concerning the manufacture, material, workmanship, testing, and quality control for the Product. Manufacturer shall give GRC or its designee reasonable access to Manufacturer's facilities for these purposes. Such inspection shall be based on a statistically significant sample of the Product with a reasonable rate of rejection. GRC shall pay for the inspection. However, in the event Manufacturer's facility or the Product materially fails such inspection (or reasonable tests requested by GRC or its designee), Manufacturer shall bear the reasonable expense of such inspection and replacing Product proven or likely to be defective based on the inspection. In addition, GRC shall have the right to request specific tests to be performed by Manufacturer during the course of the manufacture of the Product. Upon GRC `s request, Manufacturer shall

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         send samples of the Product produced by Manufacturer to GRC or any location designated by GRC.

         3.5 Records. Manufacturer shall maintain an up-to-date file of specifications for the Product supplied to GRC, including, but not limited to, performance standards, dimensional information, and material/physical specifications. Manufacturer may, at its option, inspect all or randomly selected Product units prior to each shipment in order to ensure their compliance with GRC specifications and instructions and purchase order. Manufacturer shall have responsibility for ensuring that the Product units are properly packed to reduce potential damage caused by shipping.

         3.6 Delays. Manufacturer will inform GRC immediately of any occurrence, which will or is expected to result in any delay in ship date or quantity as specified on the Purchase Order. Manufacturer shall also notify GRC of all corrective action being taken to minimize the effect of such occurrence.

         3.7      Recalls or Seizures.

                  If any of the Product is the subject of a seizure by any governmental agency or in the event any governmental agency requests or suggests that any of the Products be recalled or withdrawn and GRC and Manufacturer agree, or in the event GRC and Manufacturer shall deem that such a recall is necessary or advisable, in each case as a result of a Product failing to comply with the Product Specifications, Applicable Laws (unless such violation of Applicable Laws is caused by the Specifications) or any other provision of this Agreement, GRC will be solely responsible for executing such recall at Manufacturer's expense. Without limiting the generality of the foregoing, Manufacturer shall indemnify and reimburse GRC for the following:

                           a. All costs and expenses of notifying the trade and/or consumers of said recall or withdrawal to the level acceptable to the regulatory agency;

                           b. All freight charges actually incurred by GRC, or paid by GRC to its distributors, for retrieval of the Products; and

                           c. All service charges or other monies actually and reasonably paid by GRC to its GRCs in line with normal practices in connection with the retrieval of the Products; and

                           d. All costs and reasonable counsel fees incurred by GRC in connection with such seizure, resale or market withdrawal in the event the recall is necessitated due to failure to perform in compliance with the terms of this Agreement.

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4.       Prices; Payment.

         4.1 Price. GRC shall pay Manufacturer for the Product at the prices set forth on the attached Exhibit "A" (the "Price").

         4.2      Adjustment in Price.

                  4.2.1 Price Increase. During the first four (4) months of this Agreement, except as a result of the expiration of the discount on the first 20,000 units as set forth on Exhibit "A". Manufacturer shall not have the right to increase the per unit price charged by Manufacturer for the Product . Thereafter, Manufacturer shall have the right to increase the Price if its actual, third party costs increase that results in increased production costs; provided, however, that in no event shall the Product prices increase by more than the sum of (a) any increase in Manufacturer's actual out-of-pocket cost of materials, including materials purchased from third party Approved Subcontractors, and (b) any increase in Manufacturer's labor costs, less any reductions in costs Manufacturer may have generated by such date (e.g., economies of scale, lower material costs, lower labor costs, etc.). If there is a change in material third party costs of raw materials, production, labor or purchasing (as applicable) incurred by Manufacturer in connection with the fulfillment of the purchase orders hereunder by more than ten percent (10%) even after such other reductions, then the price for the applicable Product shall be subject to renegotiation in order to provide Manufacturer with a reasonable profit margin thereon (and no greater than the profit margin Manufacturer received prior to the out-of-pocket increases). As a condition to causing any price increase, Manufacturer shall give GRC at least thirty (30) days prior written notice of any such increases, along with the written justification thereof (i.e., evidence of increase in third party costs) and provide GRC with a detailed schedule of Manufacturer's new pricing. Subject to the terms herein, any increase in Price shall be effective upon thirty (30) days written notice to GRC of such change. Such change shall apply to any new orders made after the effective date of the change. Any orders which were placed for immediate delivery for quantities consistent with the 180 Day Forecast but remain unfilled in whole or in part at the effective time of such change shall be delivered at the old price. In addition to its rights to terminate this Agreement as provided hereunder, GRC shall have the right to terminate this Agreement upon sixty (60) days prior written notice if Manufacturer makes a price change to the Product with which GRC disagrees and/or renders it uneconomical for GRC to continue to purchase the Product from Manufacturer.

                  4.2.2 Duty to Minimize Price Increases. Manufacturer will use good faith efforts to minimize any Price increases by seeking low cost suppliers, with due regard to quality and reliability, and will cooperate with GRC in investigating and, upon mutual agreement, utilizing any suppliers identified by GRC.

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         4.3      Payment Terms. Payment for Product delivered hereunder shall be made by GRC, by wire transfer of immediately available funds, for the quantity of Products accepted by GRC as provided in Section 2.4. The payment will be made as soon as practicable after GRC is deemed to have accepted the Product, but in any event prior to the time the shipment docks at it spot of destination. Any amounts not paid when due shall bear interest at the rate of 1.5% per month or the highest rate allowed by law.

5.       Development, Licensing and Ownership.

         5.1 Product and Product Marks. As between Manufacturer and GRC, GRC shall own all right, title and interest in and to the Product. GRC shall sell the Product under its own trademarks, service marks, symbols or trade names, if any ("GRC Marks"). Solely in connection with the performance of this Agreement, GRC grants Manufacturer the right to reproduce and print on the Product the GRC Marks as are designated by GRC. Manufacturer agrees that it will not use the GRC Marks in advertising or promotional materials or place the GRC Marks on goods or otherwise without prior written consent of GRC. Manufacturer agrees that it shall not sell or distribute, or assist any party other than GRC to sell or distribute, in any manner whatsoever any goods marked or designated with the GRC Marks, or any derivation thereof, except to GRC, without obtaining GRC's prior written consent. In addition, Manufacturer agrees that (i) both during and after the expiration or termination of this Agreement, it shall not sell or distribute, or assist any party to sell or distribute, in any manner whatsoever, the Product (except to GRC as contemplated hereunder) and, (ii) during the Term and for a period of six (6) months thereafter, , it shall not sell or distribute, or assist any party to sell or distribute, in any manner whatsoever any goods which are a "knock off" of the Product (i.e. goods which are substantially identical to the Product in form, appearance and/or function) regardless of where such products may be distributed or sold, without GRC's prior written consent, which consent may not be unreasonably withheld. If Manufacturer sells, distributes or assists any party to sell or distribute, in any manner whatsoever, the Product and/or a "knock off" product in violation of this Section, then GRC shall have (in addition to any of its other legal or equitable rights and remedies) the right to (i) terminate its exclusivity and minimum purchase obligations upon written notice to Manufacturer or (ii) terminate this Agreement in accordance with Section 6.2.

         5.2 Patent Applications. Simultaneously with the execution of this Agreement by Manufacturer, Manufacturer shall deliver to GRC assignments of the Patent Applications reflecting that all Patent Applications relating to the Product and filed by or on behalf of Charles Ho's nominee or Manufacturer shall be fully assigned to CroftCo. The form and content of said Assignments shall be pre-approved by GRC. Neither Manufacturer nor Charles Ho's nominee makes any representation or warranty that patents will be issued pursuant to the Patent Applications. The parties acknowledge and agree that the

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         successful, complete and timely transfer and assignment of the Patent
         Applications as described herein is a condition precedent to this Agreement

         5.3      Capacity; Inventory.

                  5.3.1 Production. Manufacturer hereby represents that it has, or can obtain through Approved Subcontractors, the ability to manufacture the Product in quantities of up to two hundred thousand (200,000) individual Product units per month (the "Forecasted Maximum Monthly Volume"). Manufacturer further agrees that in the event Manufacturer is unable to meet the forecasted Maximum Monthly Volume when required by GRC as reflected in the 180 Day Forecasts and Annual Forecasts, then Manufacturer shall immediately notify GRC in writing of same so that GRC may, if desired, secure additional manufacturing assistance from third parties.

                  5.3.2 Repurchase Responsibility. GRC may change the Specifications for the Packaging (if any) with at least thirty
                  (30) days prior notice to Manufacturer. GRC may change the Specifications for the Product with at least thirty (30) days prior notice to Manufacturer; provided that if such change in Specifications will increase Manufacturer's costs (including costs of raw materials, manufacturing or quality control) the change will not be effective until the parties mutually agree to appropriate adjustments to the purchase price of the Product. Manufacturer shall promptly implement the requested change(s) to the Specifications and GRC shall (i) reimburse Manufacturer, within thirty (30) days of the date of invoice, for the cost of any packaging materials or finished Product in inventory that is rendered obsolete because of the change(s); and (ii) pay any pre-approved increase in the cost of production of the Product due to the change(s). In no event shall GRC be responsible for purchasing any raw material, components or other supplies which Manufacturer can use in the ordinary course of its business or other products sold to other companies.

                  5.3.3 Packaging Materials and Artwork. If Manufacturer is responsible for the development of any Packaging, Manufacturer shall maintain sufficient inventory of Packaging, as applicable, to ensure continuity of service in accordance with the GRC 180 Day Forecast. GRC shall have all rights and title to art, plates, negatives or designs prepared for GRC by Manufacturer or its printer, lithographer, or bag, box, or carton manufacturer/vendor, and all artwork shall become the possession of GRC upon notice of termination of this Agreement by either party. GRC shall pay the Manufacturer for the cost of preparing these materials, subject to GRC's prior written approval of such costs. The designs, including texts, color and sizes of Packaging shall be determined by GRC. The fee payable by GRC for Manufacturer supplied artwork, if any, will be mutually agreed upon based on Product usage commitments to be determined by both parties.

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         5.4      Right to Bid on Similar Machines. If during the Term hereof
         GRC proposes to offer , via a United States based direct response television campaign, a "stand alone" Pilates exercise machine similar in form and function to the Product but which is not a Subsequent
         Generation Product (a "Similar Machine"), GRC will so notify Manufacturer and give Manufacturer the right to make a proposal to manufacture the Similar Machine ("Bid Opportunity"), and Manufacturer shall have fifteen (15) business days from the later of GRC's notice or GRC supplying Manufacturer with requested information reasonably necessary for it to make a proposal in which to respond to the Bid Opportunity (and a failure to so respond shall be deemed to be Manufacturer's notification to GRC that it does not intend to bid on such proposal), provided, however, that (i) Manufacturer's right to receive a Bid Opportunity shall be contingent upon Manufacturer's execution of a Non-Disclosure Agreement, (ii) GRC shall have no obligation to present a Bid Opportunity to Manufacturer if (a) Manufacturer is in breach of this Agreement, (b) GRC is lawfully precluded from seeking Manufacturer's bid by a Similar Machine's Rights Holder or other interested party and/or (c) Manufacturer's manufacture or supply of the proposed product would violate the rights of any third party, as determined by GRC in its sole discretion. In addition, notwithstanding anything hereinto the contrary, GRC shall not be deemed in breach of this Agreement if it inadvertently fails to notify Manufacturer of a Bid Opportunity.

6.       Term and Termination.

         6.1 Term. The Term of this Agreement shall commence upon its execution and shall continue until the Product is no longer being sold in quantity, provided however that (i) GRC shall have the sole right to terminate this Agreement upon prior written notice to Manufacturer, if GRC determines, in its sole good faith discretion, that it is no longer economically feasible to continue to market, sell and distribute the Product, (ii) Manufacturer shall have the sole right to terminate this Agreement upon giving GRC at least six (6) months prior written notice to GRC, if Manufacturer determines, in its sole good faith discretion, that it is no longer economically feasible to continue to manufacture the Product, and (iii) this Agreement is subject to termination at any time in accordance with the terms of this Agreement

         6.2 Termination. Either party may terminate this Agreement on thirty (30) days prior written notice to the other party based on a material breach of this Agreement by the non-terminating party, unless such breach is cured within such thirty (30) day period or, in the event of a non-monetary breach which cannot reasonably be cured within thirty days, that the breaching party commences within such thirty day period steps calculated to cure the breach as soon as practicable and the cure is completed within forty-five (45) days. In the event of termination of this Agreement due to Manufacturer's breach or by Manufacturer pursuant to Section 6.1(ii), (a) GRC shall have the right, but not the obligation, to purchase for at the price determined below all or any part of the supply of work in progress ("WIP"), packed,

                                       10

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


         labeled or on hand Product if such right is exercised within ten days after termination, and (b) Manufacturer shall use good faith efforts to assist GRC, as reasonably necessary, to transition the manufacture of the Product by a third party as selected by GRC. In no event shall GRC be responsible for purchasing any raw material, components or other supplies that Manufacturer can use in the ordinary course of its business or other products sold to other companies. The price for any items sold will be (i) for finished Products, the price provided herein, (ii) for all other items, Manufacturer's actual third party cost plus a mark-up of ten percent (10%).

         6.3      Rights Upon Expiration or Termination.

                  6.3.1 Purchase Orders. In the event of expiration of this Agreement, Manufacturer will comply with all outstanding Purchase Orders for delivery within 60 days after expiration. In the event of termination of this Agreement by GRC, GRC will have the right to cancel any outstanding Purchase Orders or to require Manufacturer to finish such Purchase Orders; provided, that in the event of a termination by GRC pursuant to Section 6.1(i) prior to GRC's purchase of the Minimum Quantity, GRC shall be required to purchase all Products which are subject to any outstanding Purchase Orders as of the date of termination.

                  6.3.2 Inventory. In the event of expiration or termination of this Agreement, GRC will have the right, but not the obligation, to purchase any Products in inventory that Manufacturer has in its possession. GRC shall have the right, but not the obligation, to purchase Manufacturer's inventory of the Products by giving notice to Manufacturer within twenty
                  (20) days after the effective date of the expiration or termination. In the event of termination by GRC pursuant to
                  Section 6.1(i) prior to GRC's purchase of the Minimum Quantity, GRC shall be required to purchase from Manufacturer packed, labeled and on-hand Product which are the subject of an outstanding purchase order as of the date of termination by GRC. The purchase price for the finished manufactured Product shall be the price as provided herein plus actual freight, handling charges, customs duties and taxes if paid by Manufacturer on the shipment to GRC's possession and in sound condition.

                  6.3.3 No Further Rights. In the event of expiration or termination of this Agreement, Manufacturer shall have no further rights to use, manufacture, distribute or sell the Product or any of the intellectual property relating to the same except as provided herein. In the event of a termination of this Agreement by GRC pursuant to Section 6.1(i) prior to GRC's purchase of the Minimum Quantity, GRC shall not have the Product manufactured by third parties within six months after the date of such termination (the "Tail Period"); provided that during the Tail Period GRC may order from Manufacturer, and Manufacturer shall have the right to produce, additional Product to fill lingering demand during the Tail Period. The

                                       11

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


                  terms of the sale of Product during the Tail Period shall be the same as sales during the Term of the Agreement except (i) the price of Product shall be the last price charged prior to termination, as adjusted to reflect (a) any increase in Manufacturer's actual out-of-pocket cost of materials, including materials purchased from third party Approved Subcontractors, and (b) any increase in Manufacturer's labor costs, and (ii) lead times may increase; provided that Manufacturer shall use good faith efforts to keep the lead times as consistent as practicable with lead times during the Term. Manufacturer will notify GRC of any increase in price or lead times prior to accepting any purchase order during the Tail Period. If GRC proposes, within twelve (12) months following the end of the Tail Period to thereafter resume the manufacture of the Product, GRC will so notify Manufacturer and give Manufacturer the right of first offer to make a proposal to resume the manufacture of the Product on terms similar to those described herein. If GRC and Manufacturer do not agree on the terms of an agreement to manufacture the Product within twenty (20) days after GRC's notice, GRC may seek third parties to manufacture the Product.

                  6.3.4 Survival. The following terms will survive the expiration or termination of this Agreement: Sections 5.1, 6, 7, 9, 10 and 14.4. Upon expiration or termination of this Agreement for any reason whatsoever, (i) all amounts then properly owed by GRC to Manufacturer shall become immediately due and payable and (ii) except as specifically provided in this Section 6, all rights and obligations of the parties shall terminate (including, without limitation, any minimum purchase obligations of GRC).

7.       Warranty; Remedies for Failure to Conform.

         7.1 Warranty. Manufacturer warrants and represents that (a) it shall manufacture and package the Product in compliance with the Specifications and as required by all Applicable Laws, (b) all Product sold by it hereunder shall conform with the Product samples that have been mutually agreed to by GRC and Manufacturer, (c) the Product will be free from defects in materials and workmanship utilized by Manufacturer in manufacturing the Product and, (d) the Product shall conform in all material respects to the Specifications, including without limitation with the size and color, specified by GRC.

         7.2 Remedy. Without limiting any other rights of GRC hereunder, in the event that GRC determines that any Product delivered to it hereunder does not conform with such warranty, it shall request an RMA number from Manufacturer and upon receipt of such number shall return to Manufacturer a reasonable number of randomly selected samples thereof for review and analysis by Manufacturer. If Manufacturer confirms that the Product is defective, Manufacturer shall, subject to its rights described below, issue GRC a credit memo for replacement Product or, at its option, replace such defective Product as promptly

                                       12

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         as possible. In either such event, GRC shall, at Manufacturer's option, either destroy all such defective Product and so certify in writing to Manufacturer or return all such defective Product to Manufacturer at Manufacturer's expense. If after analyzing any Products alleged by GRC to be nonconforming, Manufacturer disagrees with GRC's determination with respect thereto, GRC shall submit such samples to an independent Control Lab approved by both Parties, which shall make its own determination as to whether or not such Product conforms with the Specifications, which determination shall be final and binding upon the parties. If the Control Lab agrees with GRC's determination that the Product is defective, then Manufacturer shall pay the cost of the Control Lab.


8.       Compliance with Regulations.

         8.1 Facility Inspections. If a designated representative of the United States, its territories, the District of Columbia, or other regulatory agency chooses to inspect any manufacturing facility used by Manufacturer in the performance of its obligations under this Agreement, Manufacturer shall provide GRC with written notice of the requested inspection.

         8.2 Regulatory Reports. Each party shall promptly furnish the other with copies of reports or other information relating to the Product prepared by it, or on its behalf, to be filed with any governmental authorities or received from any governmental authorities. Any and all issues concerning the distribution or advertising/promotion of the Product shall be addressed and resolved by GRC. Any and all issues raised with respect to the manufacturing of the Product shall be resolved by Manufacturer.


9.       Representations and Warranties.

         9.1 Both Parties. Each Party warrants to the other that: (i) it is an entity duly organized, valid, existing and in good standing under the laws of the state, province or country of its incorporation or establishment and has the corporate or equivalent power to own its assets and properties and to carry on its business as now being conducted; (ii) its obligations hereunder shall be performed in full compliance with the Applicable Laws; (iii) it will cooperate with the other, as necessary, to remain in full compliance with the Applicable Laws; (iv) the execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation, by-laws or similar governing instruments or Applicable Law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound;
         (v) its employment and labor practices comply in all respects to Applicable Law in the jurisdiction in which such labor is performed; and (vi) this Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

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


         9.2 Manufacturer. Manufacturer warrants and represents: (i) it will not and has not knowingly infringed any copyright, patent, trade secret or other property right of any party in the performance of the services required by this Agreement; (ii) it will obtain from Manufacturer's employees and subcontractors, if any, any necessary assignment, license, and release of all, if any, interests in the Product; (iii) there is no suit, action, arbitration, or legal, administrative or other proceeding or governmental or quasi-governmental investigation pending or, to the best knowledge of Manufacturer, threatened against or affecting the Product; (iv) Manufacturer's actions in manufacturing the Product will not cause the Product to be in violation of consumer product safety laws or the requirements of other Applicable Laws, and (v) that to Manufacturer's knowledge, the design and specifications of the Product will be safe to the buyers thereof.

         9.3 GRC. GRC warrants and represents: (i) it will not and has not knowingly infringed any copyright, patent, trade secret or other property right of any party in the provision of the design and specifications or the sale of the Product; (ii) there is no suit, action, arbitration, or legal, administrative or other proceeding or governmental or quasi-governmental investigation pending or, to the best knowledge of Manufacturer, threatened against or affecting the Product; (iv) the design and specifications of the Product, to the extent provided by GRC, will conform to all consumer product safety laws and meet the requirements of all other Applicable Laws.

10.      Indemnification and Insurance.

         10.1 Manufacturer Indemnity. Manufacturer will defend GRC and its Affiliates and its and their employees, directors, officers and agents against any third party allegations, demands, suits, investigations, causes of action, proceedings or other claims ("Third Party Claims") which are based on, and indemnify and hold harmless such persons and entities from all damages, liabilities, judgments, costs and expenses (including attorneys' fees and court costs) and other such losses ("Losses") to the arising in connection with such Third Party Claims to the extent based on, any of the following: (i) any claim that the Product, including the Product Packaging, is defective, including without limitation, illness, personal injury or death caused by the Product or any other product liability claim related to the Product, except to the extent directly caused by the specifications and design not provided by Manufacturer, (ii) any negligent act or omission by Manufacturer or an Approved Subcontractor, including, without limitation, those relating to or affecting the condition, quality or character of the Product; (iii) any failure of Product to conform with the applicable Specifications; (iv) any failure of Manufacturer or an Approved Subcontractor to comply with any Applicable Law; or (v) any other breach of Manufacturer's obligations under this Agreement, including, without limitation, any representations or warranties of Manufacturer.

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


         10.2 GRC Indemnity. GRC will defend Manufacturer and its Affiliates and Approved Subcontractors and its and their employees, directors, officers and agents against any Third Party Claims which are based on, and indemnify and hold harmless such persons and entities from all Losses to the arising in connection with such Third Party Claims and to the extent based on, any of the following: (i) any negligent act or omission by GRC relating to GRC's design and specifications for the Product, if any; (ii) any failure of GRC to comply with any Applicable Law; (iii) any other breach of GRC's obligations under this Agreement, including any representations or warranties of GRC; (iv) the Product infringing upon any intellectual property rights of a third party, including, without limitation, patent, copyright, trade secret, trademark, etc.; or (v) allegation of illness, personal injury or death caused by the Product or any other product liability claim related to the Product which directly results from the design or Specifications provided by GRC.

         10.3 Indemnification Procedures. The Party entitled to indemnification under this Section 10 (the "Indemnified Party") will provide the Party obligated to provide indemnification under this
         Section 10 (the "Indemnifying Party") with prompt notice of any Third Party Claim for which its seeks indemnification, provided that the failure to do so will not excuse the Indemnifying Party of its obligations under this Section 10 except to the extent prejudiced by such failure or delay. The Indemnifying Party will defend any such Third Party Claim and have the sole right to control the defense and settlement of the Third Party Claim, provided that the Indemnified Party may not, without the Indemnified Party's consent, enter into any settlement, which admits guilt, liability or culpability on the part of the Indemnified Party. The Indemnified Party will provide reasonable cooperation to the Indemnifying Party in defending any Third Party Claim.

         10.4 Insurance. During the Term of this Agreement and for a period of three (3) years thereafter, Manufacturer agrees to maintain a product liability insurance policy with an insurance carrier with respect to any Product sold by it hereunder with at least t two million dollars ($2,000,000) per occurrence and at least three million dollars ($3,000,000) in the aggregate. Such policy shall name GRC as an additional insured (not just as a "Vendor") Manufacturer shall pay all premiums relating to such policy. Manufacturer shall provide GRC with a certificate of insurance, which provides that GRC, as the additional insured, shall be notified, in writing, by the insurance carrier of change in the policy (including any termination), not less than thirty
         (30) days prior to the effective date of such change (including termination).

11. Intellectual Property. GRC hereby grants to Manufacturer a non-exclusive, royalty-free license to its Intellectual Property solely to the extent necessary for Manufacturer to perform its obligations hereunder. Such rights may be sublicensed to Approved Contractors upon prior written notice to GRC solely for to the extent necessary and for the purpose of performing Manufacturer's obligations under this Agreement. GRC shall retain all right, title and interest in GRC's Intellectual Property, including, without limitation, any and all product formulas and Product Specifications. Except as

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


set forth in this section and in Section 5.2, each Party hereby acknowledges and agrees that it does not have and shall not acquire, any interest in any other party's Intellectual Property trademarks, trade names and/or trade dress unless otherwise expressly agreed to in a writing executed by both Parties. For purposes of this Agreement, "Intellectual Property" means all intellectual property rights recognized under any jurisdiction, including, without limitation, patents, copyrights, trademarks and trade secrets.

12. No Conflict. Manufacturer and GRC acknowledge that they have not previously entered into any contractual arrangement, which would conflict with the rights granted, or the services to be provided by Manufacturer or GRC hereunder.

13. Force Majeure. Each shall be excused for any failure or delay in performance hereunder, in whole or in part, to the extent caused by events beyond its reasonable control, such as fire, embargo, strikes (other than strikes of a party or its contractors), wars, acts of God, and acts of terrorism, provided, however, that a Party will not be excused from any failure or delay to the extent it could have been avoided by the use or reasonable precautions or to the extent such party can perform by using commercially reasonable efforts.

14.      Miscellaneous.

         14.1 Amendment. This Agreement may be amended, modified or supplemented only by a writing signed by the party or parties sought to be bound thereby.

         14.2 Entirety. This Agreement and the Exhibits hereto constitute the entire agreement of Manufacturer and GRC with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements or understandings of Manufacturer and GRC with respect to such subject matter.

         14.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such legal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         14.4 Confidentiality. Each party will treat the terms and conditions of this Agreement and any other proprietary business and technical information disclosed by the other party in connection with the execution of this Agreement (collectively the "Confidential Information") as confidential, will disclose such Confidential Information only (i) as is required to comply with a party's obligations under the securities laws, (ii) as otherwise required by law, provided that the party desiring to disclose Confidential Information shall provide the other party with prompt written notice of the alleged legal requirement to disclose in order that party owning

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


         the Confidential Information may take appropriate legal action to prevent such disclosure, or (iii) to those employees and contractors of each party who have a need to know in order to accomplish the business activities specified herein and who themselves agree not to disclose it to any third parties. These obligations shall not extent to any portion of the Confidential Information that: (a) is known to the receiving party as documented by its written records at the time of disclosure,
         (b) is or becomes public or generally available to the public through publication or otherwise but through no fault of the receiving party; or (c) is received from a third party having a bona-fide right to disclose the information and not having any confidential obligation, direct or indirect, to the party owning the Confidential Information.

         14.5 Captions. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         14.6 Notices. Any notice or communication required or permitted to be delivered hereunder shall be in writing addressed to the party to be notified, and shall be delivered by depositing it with a nationally recognized overnight delivery service or in the United States mail, postage prepaid, and either registered or certified with return receipt requested, or by confirmed facsimile to the fax numbers indicated below, and shall be deemed to be effective upon receipt for overnighted or faxed notice and or three (3) days after being sent for mailed notice. For this purpose, the addresses of the parties shall be:

                          GRC:      Guthy-Renker Corporation
                                    41-550 Eclectic Street, #200
                                    Palm Desert, CA 92260
                                    Attn: Ben Van de Bunt
                                    Fax: 760/773-9016


                 Manufacturer:      CirTran Corporation
                                    4125 South 6000 West
                                    Salt Lake City, UT 84128
                                    Attn: Iehab Hawatmeh
                                    Fax: 801-963-5180

         14.7 Applicable Law. This Agreement and rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of California. Any controversy between Manufacturer and GRC arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration, in accordance with the rules then obtaining of the American Arbitration Association or other mutually agreeable ADR services, and any such arbitration shall be held in Los Angeles, California; provided, however, that if the dispute between the parties relates to a claim by GRC that the exclusivity provisions pursuant to

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


         Section 2.1 should be waived due to Cirtran's failure to perform as required hereunder, such dispute shall be submitted directly to Earl Greenberg for resolution, and Earl Greenberg's decision shall be (i) delivered within ten (10) days of submission and (ii) binding on the parties Both parties consent and agree to the jurisdiction and venue for such arbitration, and waive any and all challenges on the basis of jurisdiction, venue and/or forum non conveniens.

         14.8 Facsimile; Counterparts. The parties agree that signature by facsimile shall hereby be deemed an original signature, and fully binding upon the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, GRC and Manufacturer have executed this Agreement as of the date first set forth above.


GUTHY-RENKER CORPORATION,
a Delaware corporation


By:   /s/
      --------------------------
Name:
      --------------------------
Its:
      --------------------------


CIRTRAN CORPORATION
a Nevada corporation

By:   /s/ Iehab Hawatmeh
      --------------------------
Name: Iehab Hawatmeh
Its:  President


I, Charles Ho, have read the Agreement dated April 21, 2005 by and between Guthy-Renker Corporation and Cirtran Corporation and hereby agree to take all actions necessary to cause the transfer of the Patent Applications as set forth in Paragraph 5.2 of the Agreement.

CHARLES HO, an individual


By:   /s/ CHARLES HO
      --------------------------

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

---------------------------------------------------------------------------------------------
                                                  Proposed Sales Price   Proposed Sales Price
               PL.1001                             First 20,000 Units     Balance of Blanket
                                        Quantity       FOB China           Order FOB China

                                           PCS          @USD/PC                @USD/PC
---------------------------------------------------------------------------------------------
Supreme Pilates Machine in Shipper Box   1  PCS      USD  $ XXXXXX           USD  $ XXXXX

3 PCS DVD                                                   XXXXXX           USD  $ XXXXX

Printed Inserts+                                            XXXXXX           USD  $ XXXXX
---------------------------------------------------------------------------------------------

                                                          $ XXXXXX                $ XXXXX
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
               PL.1000                  Quantity  Proposed Sales Price   Proposed Sales Price
                                                   First 20,000 Units     Balance of Blanket
                                                        FOB China          Order FOB China

                                           PCS          @USD/PC                @USD/PC
---------------------------------------------------------------------------------------------
Supreme Pilates Machine in Shipper Box   1  PCS      USD  $ XXXXX            USD   $ XXXXX

3 PCS VIDEO TAPES                                         Not included       USD   $ XXXXX

Printed Inserts+                                     USD  Not included       USD   $ XXXXX
---------------------------------------------------------------------------------------------
                                                          $ XXXXX                  $ XXXXX
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
             Spare Parts                Quantity  Customer Unit Price     Customer Ext Price
                                                        FOB China             FOB China

                                           PCS           @USD/PC               @USD/PC
---------------------------------------------------------------------------------------------
Leatherette Covering for Long Spring     2   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Leatherette Covering for Short Spring    2   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Soft Grip Handles                        2   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Wooden Sculpting Bar                     1   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Back Cushion                             1   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Neck Cushion                             1   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Fastening Knobs                          2   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Cap Nuts                                 2   PCS  USD            XXXXX   USD            XXXXX
                                        --------  --------------------   --------------------

Nylon Safety Strap                       1   PCS  USD            XXXXX   USD            XXXXX
---------------------------------------------------------------------------------------------

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


+Printed materials consist of the following:
         Supreme Pilates Eating Guide
         Supreme Pilates Ellen Croft Welcome Letter
         Supreme Pilates Testimonial Letter
         Supreme Pilates Success Tracker
         Supreme Pilates Owner's Manual
         Supreme Slimming Fifteen Cards and Clip-On Ring.

TOOLING:
        Cost of Tooling: Manufacturer has all necessary tools available.


WARRANTY/QUALITY CONTROL:
         Agreed QC standards:   To be Mutually Agreed Upon In Writing Prior to
                                commencement of manufacturing
         Agreed Warranty:       Manufacturing Defects
         Agreed Warranty Term:  90 days parts and 1 year frame




PRODUCT LEAD TIME: Manufacturer to use good faith efforts to ship product within thirty (30) days of purchase order, but in no event later than forty-five (45) days from date of purchase order.

         OB Point:              Ningbo Harbor, China

         Weekly Capacity of XXXXXX units for repeat orders only.

CERTIFICATION:
         UL: N/A
         GS/TUV: ll
         CE:
         ISTA:
         Flame Code: Yes
         Factory Rating: Factory Ratings
         Classification: Product to be classified as fitness equipment.












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


                                   EXHIBIT "B"







































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--------------------------------------------------------------------------------